Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC INCOME FUND ANNOUNCES
SECOND QUARTER 2025 RESULTS
Second Quarter 2025 Net Investment Income of $0.35 Per Share
Net Asset Value of $15.33 Per Share
HOUSTON, August 13, 2025 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income”) is pleased to announce its financial results for the second quarter ended June 30, 2025. Unless otherwise noted or the context otherwise indicates, the terms the “Company” and the “Fund” refer to MSC Income and its consolidated subsidiaries.
Second Quarter 2025 Highlights
•Net investment income of $16.3 million (or $0.35 per share), including excise tax and net investment income related income taxes of $1.0 million (or $0.02 per share)
•Net investment income before taxes of $17.3 million (or $0.37 per share)
•Total investment income of $35.6 million
•Net increase in net assets resulting from operations of $16.3 million (or $0.35 per share)
•Return on equity(1) of 9.0% on an annualized basis for the quarter and 9.1% for the trailing twelve-month period ended June 30, 2025
•Net asset value of $15.33 per share as of June 30, 2025
•Declared a regular quarterly dividend of $0.35 per share and a supplemental quarterly dividend of $0.01 per share, both payable in the third quarter of 2025, resulting in total dividends declared in the second quarter of
2025 of $0.36 per share
•Completed $44.0 million in total private loan portfolio investments, which after aggregate repayments and sales of debt investments, return of invested equity capital and a decrease in cost basis due to a realized loss resulted in a net decrease of $29.6 million in the total cost basis of the private loan investment portfolio
•Completed $20.3 million in total lower middle market (“LMM”) portfolio follow-on investments, which after aggregate repayments of debt investments and return of invested equity capital resulted in a net increase of $15.9 million in the total cost basis of the LMM investment portfolio
•Net decrease of $0.6 million in the total cost basis of the middle market investment portfolio
In commenting on the Company’s operating results for the second quarter of 2025, Dwayne L. Hyzak, MSC
Income’s Chief Executive Officer, stated, “We are pleased with the Fund’s performance in the second quarter, which resulted in an annualized return on equity of 9% and a favorable level of net investment income per share. We believe that the second quarter results provide visibility to the opportunity for the Fund’s continued
favorable performance in the future, with the potential for increased net investment income and dividends as we work to expand the Fund’s investment portfolio over the next several quarters.”
Second Quarter 2025 Operating Results(2)
The following table provides a summary of the Fund’s operating results for the second quarter of 2025:

	Three Months Ended June 30,
	2025	2024	Change ($)	Change (%)
	(in thousands, except per share amounts)
Interest income	$29,349	$28,859	$490	2%
Dividend income	4,956	4,007	949	24%
Fee income	1,338	1,080	258	24%
Total investment income	$35,643	$33,946	$1,697	5%

Net investment income (3)	$16,307	$13,419	$2,888	22%
Net investment income per share (3)	$0.35	$0.33	$0.02	6%

Net increase in net assets resulting from operations	$16,289	$18,129	$(1,840)	(10)%
Net increase in net assets resulting from operations per share	$0.35	$0.45	$(0.10)	(22)%
The $1.7 million increase in total investment income in the second quarter of 2025 from the comparable period of the prior year was principally attributable to (i) a $0.9 million increase in dividend income, primarily due to a
$0.9 million increase in dividend income from the Fund’s LMM portfolio investments and a $0.5 million increase in dividend income from the Company’s private loan portfolio companies, partially offset by a $0.4 million decrease in dividend income from the Company’s other portfolio companies, (ii) a $0.5 million increase in interest income, primarily due to higher average levels of income producing investment portfolio debt investments, partially offset by an increase in investments on non-accrual status and a decrease in interest rates on floating rate investment portfolio debt investments, primarily resulting from decreases in benchmark index rates and (iii) a $0.3 million increase in fee income due to changes in investment activity. The $1.7 million increase in total investment income in the second quarter of 2025 is after the impact of a net decrease of $0.7 million in certain income considered less consistent or non-recurring, primarily related to a $0.3 million decrease in such fee income and a $0.3 million decrease in such dividend income when compared to the same period in 2024.
Total expenses, net of waivers, decreased by $1.2 million, or 6.4%, to $18.3 million in the second quarter of
2025 from $19.6 million for the same period in 2024. This decrease was principally attributable to (i) a $0.9 million decrease in interest expense and (ii) a $0.3 million decrease in base management fees. The decrease in interest expense is primarily due to a decreased weighted-average interest rate on the Fund’s Credit Facilities
(as defined in the Liquidity and Capital Resources section below) due to decreases in benchmark index rates and a decrease to the applicable spreads resulting from amendments of the Credit Facilities since the first quarter of 2024, partially offset by an increase in weighted-average outstanding borrowings used to fund the growth in the Fund’s investment portfolio.
The Fund’s ratio of total non-interest operating expenses, excluding incentive fees, as a percentage of quarterly average total assets, or the Operating Expenses to Assets Ratio, decreased to 1.9% on an annualized basis for the second quarter of 2025, from 2.2% for the second quarter of 2024, primarily as a result of the decreased base management fee percentage under the amended advisory agreement effective upon the listing of the Fund’s shares of common stock in January 2025.

The $2.9 million increase in net investment income in the second quarter of 2025 from the comparable period of the prior year was principally attributable to the increase in total investment income and decreased expenses, each as discussed above. Net investment income per share increased by $0.02 per share for the second quarter of 2025, as compared to the second quarter of 2024, to $0.35 per share. The per share increase in net investment income was after the impact of a 17.1% increase in the weighted-average shares outstanding compared to the second quarter of 2024, primarily due to new shares issued through the Fund’s follow-on equity offering in
January 2025 and the dividend reinvestment plan. Net investment income on a per share basis in the second quarter of 2025 is also after a net decrease of $0.02 per share resulting from a decrease in investment income considered less consistent or non-recurring in nature compared to the second quarter of 2024, as discussed above.
The $16.3 million net increase in net assets resulting from operations in the second quarter of 2025 represents a
$1.8 million decrease from the second quarter of 2024. This decrease was primarily the result of a $5.7 million decrease in the net fair value change of our portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the decrease resulting from a net fair value increase of $0.9 million in the second quarter of 2025 compared to a net fair value increase of $6.5 million in the prior year, partially offset by a $2.9 million increase in net investment income as discussed above and a $0.9 million benefit from the change in the net tax provision/benefit on the net fair value change of our portfolio investments resulting from a net tax provision of $0.9 million in the second quarter of 2025 compared to a net tax provision of $1.8 million in the prior year. The $0.9 million net fair value increase in the second quarter of
2025 was the result of a net realized gain of $4.8 million, partially offset by net unrealized depreciation
(including the reversal of net fair value appreciation in prior periods on the net realized gain) of $3.9 million.
The $6.5 million net fair value increase in the second quarter of 2024 was the result of a net realized gain of
$0.3 million and net unrealized appreciation of $6.2 million. The $4.8 million net realized gain from investments for the second quarter of 2025 was primarily the result of (i) a $5.3 million of realized gain on the partial exit of an other portfolio investment and (ii) a $0.7 million realized gain on the full exit of a private loan portfolio investment, partially offset by (i) a $0.8 million realized loss on the restructure of a private loan portfolio investment and (ii) a $0.3 million realized loss on the partial exit of a private loan portfolio investment.
The following table provides a summary of the total net unrealized depreciation of $3.9 million for the second quarter of 2025:

	Three Months Ended June 30, 2025
	Private Loan	LMM (a)	Middle Market	Other	Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(0.1)	$(0.3)	$—	$(5.3)	$(5.7)
Net unrealized appreciation (depreciation) relating to portfolio investments	(0.8)	3.1	(1.0)	0.5	1.8
Total net unrealized appreciation (depreciation) relating to portfolio investments	$(0.9)	$2.8	$(1.0)	$(4.8)	$(3.9)
(a)LMM includes unrealized appreciation on 28 LMM portfolio investments and unrealized depreciation on 15
LMM portfolio investments.
Liquidity and Capital Resources
As of June 30, 2025, the Fund had aggregate liquidity of $183.7 million, including (i) $28.3 million in cash and cash equivalents and (ii) $155.4 million of aggregate unused capacity under the Fund’s corporate revolving credit facility (the “Corporate Facility”) and the Fund’s special purpose vehicle revolving credit facility (the

“SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which the Fund maintains to support its investment and operating activities.
Several details regarding the Fund’s capital structure as of June 30, 2025 are as follows:
•The SPV Facility included $300.0 million in total commitments plus an accordion feature that allows the
Fund to request an increase in the total commitments under the facility to up to $450.0 million.
•$240.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 6.5% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of July 1,
2025.
•The Corporate Facility included $245.0 million in total commitments from a diversified group of seven lenders plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $300.0 million.
•$149.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 6.4% based on the applicable SOFR effective for the contractual reset date of July 1, 2025.
•$150.0 million of notes outstanding that bear interest at a rate of 4.04% per year (the “Series A Notes”). The
Series A Notes mature on October 30, 2026.
•The Fund maintains an investment grade rating from Kroll Bond Rating Agency, LLC of BBB- with a stable outlook.
•The Fund’s net asset value totaled $722.8 million, or $15.33 per share.
•The Fund’s debt-to-equity ratio was 0.75x as of June 30, 2025, below the Fund’s targeted leverage range.
Investment Portfolio Information as of June 30, 2025(4)
The following table provides a summary of the investments in the Fund’s private loan portfolio and LMM portfolio as of June 30, 2025:

	As of June 30, 2025
	Private Loan	LMM (a)
	(dollars in millions)
Number of portfolio companies	82	57
Fair value	$741.6	$458.5
Cost	$764.3	$372.2
Debt investments as a % of portfolio (at cost)	93.2%	69.2%
Equity investments as a % of portfolio (at cost)	6.8%	30.8%
% of debt investments at cost secured by first priority lien	99.9%	99.9%
Weighted-average annual effective yield (b)	11.5%	13.1%
Average EBITDA (c)	$30.0	$10.9
(a)The Fund had equity ownership in all of its LMM portfolio companies, and the Fund’s average fully diluted equity ownership in those portfolio companies was 9%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of June 30, 2025, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of June 30, 2025.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a weighted-average for the private loan portfolio and a simple average for the LMM portfolio. These calculations exclude certain portfolio companies, including four private loan portfolio companies and four
LMM portfolio companies, as EBITDA is not a meaningful valuation metric for the Fund’s investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The Fund’s total investment portfolio at fair value consists of approximately 60% private loan, 37% LMM, 2%
middle market and 1% other portfolio investments.
The fair value of the Fund’s LMM portfolio company equity investments was 185% of the cost of such equity investments, and the Fund’s LMM portfolio companies had a median net senior debt (senior interest-bearing debt through the Fund’s debt position less cash and cash equivalents) to EBITDA ratio of 2.8 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.8 to 1.0. Including all debt that is junior in priority to the Fund’s debt position, these median ratios were 2.8 to 1.0 and 2.7 to 1.0, respectively.(4)(5)
As of June 30, 2025, the Fund’s investment portfolio also included:
•Middle market portfolio investments in eight portfolio companies, collectively totaling $29.3 million in fair value and $40.1 million in cost basis, which comprised 2.4% and 3.4% of the Fund’s investment portfolio at fair value and cost, respectively; and
•Other portfolio investments in six entities, spread across four investment managers, collectively totaling
$16.2 million in fair value and $14.9 million in cost basis, both of which comprised 1.3% of the Fund’s investment portfolio at fair value and cost.
As of June 30, 2025, investments on non-accrual status comprised 2.6% of the total investment portfolio at fair value and 6.3% at cost, and the Fund’s total portfolio investments at fair value were 105% of the related cost basis.
Second Quarter 2025 Financial Results Conference Call / Webcast
MSC Income has scheduled a conference call for Thursday, August 14, 2025 at 10:00 a.m. Eastern Time to
discuss the second quarter 2025 financial results.
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Company’s website at https://www.mscincomefund.com.
A telephonic replay of the conference call will be available through Thursday, August 21, 2025 and may be accessed by dialing 201-612-7415 and using the passcode 13752818#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://
www.mscincomefund.com shortly after the call and will be accessible until the date of MSC Income’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the MSC Income Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the U.S. Securities and Exchange Commission (www.sec.gov) and MSC Income’s Second Quarter 2025
Investor Presentation to be posted on the investor relations section of the MSC Income website at https://
www.mscincomefund.com.

ABOUT MSC INCOME FUND, INC.
The Company (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Company’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Company seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Company also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Company has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital
Corporation (NYSE: MAIN) (“Main Street”) utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Company’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Company’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MSCA serves as the investment adviser and administrator of the Company in addition to several other advisory clients.
FORWARD-LOOKING STATEMENTS
MSC Income cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to MSC Income’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to MSC Income as of the date hereof and include statements regarding MSC
Income’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, MSC Income can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: MSC Income’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which MSC Income’s portfolio companies operate; the impacts of macroeconomic factors on MSC Income and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact MSC Income’s operations or the operations of its portfolio companies; the operating and financial performance of MSC Income’s portfolio companies and their access to capital; retention of key investment personnel by MSCA; competitive factors; and
such other factors described under the captions “Cautionary Statement Concerning Forward-Looking
Statements” and “Risk Factors” included in MSC Income’s filings with the U.S. Securities and Exchange
Commission (www.sec.gov). MSC Income undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MSC INCOME FUND, INC.
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$1,514	$1,014	$2,956	$1,824
Affiliate investments	9,617	8,243	18,952	15,171
Non‑Control/Non‑Affiliate investments	24,512	24,689	46,962	50,900
Total investment income	35,643	33,946	68,870	67,895
EXPENSES:
Interest	(8,678)	(9,546)	(16,921)	(19,095)
Base management fees	(4,907)	(5,179)	(9,879)	(10,207)
Incentive fees	(3,431)	(3,591)	(5,454)	(7,228)
Internal administrative services expenses	(172)	(2,520)	(346)	(4,787)
General and administrative	(1,149)	(1,106)	(2,176)	(2,139)
Total expenses before expense waivers	(18,337)	(21,942)	(34,776)	(43,456)
Waiver of internal administrative services expenses	—	2,361	—	4,472
Total expenses, net of expense waivers	(18,337)	(19,581)	(34,776)	(38,984)
NET INVESTMENT INCOME BEFORE TAXES	17,306	14,365	34,094	28,911
Excise tax expense	(87)	(4)	(279)	(80)
Federal and state income and other tax expenses	(912)	(942)	(1,761)	(1,425)
NET INVESTMENT INCOME (3)	16,307	13,419	32,054	27,406
NET REALIZED GAIN (LOSS):
Control investments	5,296	47	5,305	57
Affiliate investments	2	—	2	—
Non‑Control/Non‑Affiliate investments	(519)	267	(21,594)	(1,627)
Total net realized gain (loss)	4,779	314	(16,287)	(1,570)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	(5,068)	3,297	(5,901)	3,719
Affiliate investments	(69)	1,003	2,767	984
Non‑Control/Non‑Affiliate investments	1,233	1,926	18,013	390
Total net unrealized appreciation (depreciation)	(3,904)	6,226	14,879	5,093
Income tax benefit (provision) on net realized gain (loss) and net unrealized appreciation (depreciation)	(893)	(1,830)	1,518	(2,212)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$16,289	$18,129	$32,164	$28,717
NET INVESTMENT INCOME BEFORE TAXES PER SHARE—BASIC AND DILUTED	$0.37	$0.36	$0.74	$0.72
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED (2)(3)	$0.35	$0.33	$0.70	$0.68
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED (2)	$0.35	$0.45	$0.70	$0.72
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED (2)	47,047,888	40,166,664	45,870,527	40,148,029

MSC INCOME FUND, INC.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$61,612	$69,878
Affiliate investments	383,824	351,360
Non‑Control/Non‑Affiliate investments	800,127	756,269
Total investments	1,245,563	1,177,507
Cash and cash equivalents	28,338	28,375
Interest and dividend receivable	11,668	11,925
Deferred financing costs	3,596	1,985
Prepaids and other assets	3,060	4,254
Deferred tax asset, net	842	625
Total assets	$1,293,067	$1,224,671
LIABILITIES
Credit Facilities	$389,000	$415,688
Series A Notes due 2026 (par: $150,000 as of both June 30, 2025 and December 31, 2024)	149,602	149,453
Accounts payable and other liabilities	503	4,723
Interest payable	5,862	6,909
Dividend payable	16,974	14,487
Management and incentive fees payable	8,338	8,508
Total liabilities	570,279	599,768
NET ASSETS
Common stock	47	40
Additional paid‑in capital	789,134	689,580
Total overdistributed earnings	(66,393)	(64,717)
Total net assets	722,788	624,903
Total liabilities and net assets	$1,293,067	$1,224,671
NET ASSET VALUE PER SHARE	$15.33	$15.53

MSC INCOME FUND, INC.
Endnotes
(1) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(2) All prior period per share amounts have been retrospectively adjusted for a 2-for-1 reverse stock split completed by the Company, effective as of December 16, 2024.
(3) Net investment income for 2024 and the first quarter of 2025 necessary to present the comparable year-to-
date amounts for the six months ended June 30, 2025 have been revised to include the impact of excise tax and net investment income related federal and state income and other tax expenses previously included within the total income tax provision. This correction was determined to be immaterial to any impacted prior periods and had no impact on net increases in or net assets resulting from operations or the related per share amounts.
(4) Portfolio company financial information has not been independently verified by MSC Income.
(5) These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.